Exhibit 10.5

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE OBLIGATION PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THIS PROMISSORY NOTE BY THE MAKER HEREOF AND THE PAYEE NAMED HEREIN IN FAVOR OF THE SENIOR LENDER (AS DEFINED HEREIN)

SUBORDINATED PROMISSORY NOTE

U.S. $1,122,229.27	May 15, 2008

FOR VALUE RECEIVED, the undersigned, CYGNE DESIGNS, INC., a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of JOSE KAMEL NACIF BORGE (the “Noteholder”), the original principal amount of ONE MILLION ONE HUNDRED TWENTY-TWO THOUSAND TWO HUNDRED TWENTY-NINE AND 27/100 DOLLARS ($1,122,229.27), together with interest at the rate of 3.0% per annum on the unpaid principal balance until paid in full, such principal and interest being payable on November 15, 2009, in lawful money of the United States. Interest hereunder shall begin to accrue as of the date hereof.

Noteholder acknowledges that this Note is in payment and satisfaction of all amounts owed by the Maker to the Noteholder and his affiliates (including AZT International) for merchandise as of the date hereof.

In the event that the Maker shall fail to make payment of the principal and/or interest when due, then, subject to the rights of the Senior Lender set forth below, at the election of the Noteholder, the entire unpaid balance of the principal amount, together with interest accrued thereon, shall become immediately due and payable in full. Notice of non-payment, presentment, dishonor, demand or protect shall be provided to the Maker at its principal place of business.

Notwithstanding any other provision set forth in this Note, the debt represented by this Note (including, without limitation, all interest) is and shall be subordinate and junior to the rights of Comerica Bank, Cygne’s lender (the “Senior Lender”) to receive cash or other property otherwise payable or deliverable to the Noteholder; provided, that, nothing contained in this paragraph shall impair, as between the Maker and the Noteholder, the obligation of the Maker, subject to the terms and conditions hereof, to pay to the Noteholder the principal hereof and interest hereon as and when the same become due and payable, or, subject to the rights of the Senior Lender, shall prevent the Noteholder, upon a default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

This Note may not be changed, modified or terminated, except by an agreement in writing signed by the party sought to be charged. This Note shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to the principles of conflict of laws thereof. If any term or provision of this Promissory Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

This Promissory Note shall be binding upon the successors and assigns of Maker and shall inure to the benefit of the Note Holder and its successors and assigns. This Note may be prepaid, in whole or in part, by the Maker at any time without penalty.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

CYGNE DESIGNS, INC.

By:	/s/ Samuel J. Furrow
Samuel J. Furrow, CEO and President

ACKNOWLEDGED AND AGREED:

/s/ Jose Kamel Nacif Borge
Jose Kamel Nacif Borge

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